Exhibit 10.1

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of January 26, 2005 by and between PriceSmart, Inc., a Delaware corporation (the “Company”), and the International Finance Corporation (the “Investor”). The Investor and the Company are referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, the Common Stock Purchase Warrant in the form attached hereto in Exhibit A (the “Warrant”) to purchase 400,000 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), at an exercise price of $7.00 per share, on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1. AGREEMENT TO PURCHASE AND SELL WARRANT. Subject to the terms and conditions of this Agreement and in consideration of the Investor’s agreement to (i) waive provisions in its loan agreements with the Company restricting the Company’s ability to incur additional indebtedness in order to allow the Company to incur the bridge loan as described in the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2004 (the “Form 8-K”), (ii) release $5.2 million of the Company’s cash pledged as partial collateral, (iii) reduce the carrying costs on that certain C Loan Agreement, dated as of January 26, 2001, among the Company, PSMT Caribe, Inc., a British Virgin Islands corporation and wholly owned subsidiary of the Company (“PSMT Caribe”), PSMT Trinidad/Tobago Ltd., a company organized and existing under the laws of the Republic of Trinidad and Tobago and subsidiary of the Company (“PSMT Trinidad”), and the Investor (the “C Loan”), and (iv) eliminate the prepayment premium provisions associated with the C Loan and that certain Loan Agreement, dated as of January 26, 2001, by and among the Company, PSMT Caribe, PSMT Trinidad and the Investor, the Company agrees to issue to the Investor on the date hereof (the “Closing Date”), the Warrant. The shares of Common Stock issuable upon exercise of the Warrant are referred to as the “Warrant Shares.” The Warrant and the Warrant Shares are collectively referred to as the “Securities.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that the statements in the following paragraphs of this Section 2 are true and correct:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Schedule 2.1 sets forth the name and jurisdiction of organization of each of the

Company’s subsidiaries (“Subsidiaries”). The Company and each of its Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of its charter or bylaws. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company and each of the Subsidiaries have full power and authority to carry on their respective businesses as currently conducted.

2.2 Authorization; Enforceability. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of the Company on the Closing Date, and the issuance and delivery of the Securities, has been taken, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) the effect of rules of law governing the availability of equitable remedies and (iii) the unenforceability under certain circumstances under law or court decisions or provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy or prohibited by law.

2.3 Valid Issuance of the Securities.

(a) The Warrant has been duly and validly authorized by the Company and, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally.

(b) The Warrant Shares have been duly and validly authorized by the Company and reserved for issuance and, when issued in accordance with the terms of the Warrant, will have been duly and validly issued, fully paid and nonassessable and will be free of any taxes, liens or claims (other than those that may be created by the Investor) and free of any restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

2.4 Capitalization. The entire authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, of which 7,339,810 shares (not including 435,845 shares held by the Company as treasury shares) were issued and outstanding as of September 20, 2004, and 2,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding as of the date of this Agreement. Except as set forth in the SEC Documents (as defined below), there are no outstanding or authorized warrants, options, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require the Company or any of its Subsidiaries to issue, grant, deliver or sell or otherwise cause to be issued, granted, delivered or sold or become outstanding any capital stock of the Company or any of its Subsidiaries, except for those granted in the ordinary course of business since the dates of the SEC Documents. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. Except as set forth in the SEC Documents, to the Company’s knowledge, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

2.5 Noncontravention. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which the Company is bound or to which any of the Company’s assets is subject (or result in the imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest upon any of such assets), except in either case, where such violation, conflict or default would not have a Material Adverse Effect. Except for (i) the filing of a Form D with the Securities and Exchange Commission (the “SEC”) and (ii) filings which may be required under state securities laws, the Company does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the Company and the Investor to consummate the transactions contemplated by this Agreement.

2.6 Reports Filed Under the Securities Exchange Act of 1934; Financial Statements. The Company has timely filed all reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “1934 Act”). All such reports filed by the Company in the preceding twelve (12) months (the “SEC Documents”) contain all statements required to be stated therein in accordance with the 1934 Act and the rules and regulations promulgated thereunder applicable to the SEC Documents, and the SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended have been so updated or amended. As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect, and (iii) contingent liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.7 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of its Subsidiaries, or any of their directors or officers in their capacities as such which could reasonably be expected to have a Material Adverse Effect.

2.8 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) in connection with the offer or sale of the Warrant. “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the 1934 Act as in effect on the date hereof. The term “Affiliated” has a correlative meaning.

2.9 Securities Laws. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Warrants being offered hereby under the 1933 Act or cause the offering of these Warrants to be integrated with any prior offering of securities of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, Rule 4350(i) of the Nasdaq Stock Market or any similar rule. Assuming the truth and accuracy of the representations and warranties of the Investor set forth in Section 3 of this Agreement, Investor will not be a statutory underwriter within the meaning of Section 2(a)(11) of the 1933 Act.

2.10 Transactions with Affiliates. Other than the stock options granted pursuant to the Company’s Option Plans and transactions disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.11 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated (or is in violation of) any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company that the statements in the following paragraphs of this Section 3 are true and correct:

3.1 Organization and Qualification. The Investor is an international organization established by Articles of Agreement among its member countries. The Investor has all requisite power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

3.2 Authorization. All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder has been taken, and this Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by the Investor’s Articles of Agreement and applicable law, including the International Organizations Immunity Act.

3.3 Purchase for Own Account. The Securities to be purchased by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the public distribution thereof within the meaning of the 1933 Act, and the Investor has no present intention of selling or otherwise distributing the same, except in compliance with the requirements of, or pursuant to a valid exemption from, such Act. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. The Investor also represents that it has not been formed for the specific purpose of acquiring the Securities.

3.4 Accredited Investor Status. The Investor is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act. By reason of its business and financial experience, sophistication and knowledge, the Investor is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. The Investor confirms that it is able (i) to bear the economic risk of this investment, as well as other risk factors as more fully set forth herein and in the SEC Documents, (ii) to hold the Securities for an indefinite period of time, and (iii) to bear a complete loss of the Investor’s investment; and the Investor represents that it has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Investor’s ability to provide for its current needs and possible financial contingencies.

3.5 Restricted Securities. The Investor understands that the Securities are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder, except as provided in Section 5 below.

3.6 Due Diligence and No Solicitation. The Investor has had a reasonable opportunity to conduct comprehensive due diligence and to ask questions of and receive answers from the Company and its officers, and all such questions have been answered to the full satisfaction of the Investor. At no time was the Investor presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising. Neither such inquiries nor any other due diligence investigation conducted by Investor or its counsel or any of its representatives shall modify or affect Investor’s right to rely on the Company’s representations and warranties in this Agreement.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)(i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, which in the case of a sale to be made pursuant to Rule 144 shall be limited to customary representations regarding compliance with the requirements of Rule 144 regarding volume, manner of sale and other matters, and (ii) the Investor shall have furnished the Company at the Investor’s expense an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such securities under the 1933 Act; provided that the Company shall not require an opinion of counsel for routine sales of shares pursuant to Rule 144.

3.8 Legends. It is understood that the certificates evidencing the Securities will bear the legends set forth below:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of Securities upon which it is stamped, if (a) the Securities represented by such certificate have been sold pursuant to an effective registration statement under the 1933 Act or (b) in connection with the resale of such Securities, such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Securities have been sold under Rule 144 or can be sold under Rule 144(k).

4. COVENANTS. The Company agrees as follows:

4.1 Form D. The Company agrees to file a notice of sale on Form D with respect to the Securities as required under Regulation D promulgated under the 1933 Act and to provide a copy thereof to the Investor promptly after such filing.

4.2 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause this offering of Securities to be integrated with any other offering of securities by the Company.

5. REGISTRATION STATEMENT FOR RESALE OF THE WARRANT SHARES.

5.1 Registration Statement. As promptly as practicable, but not later than January 31, 2005, the Company will prepare and file with the SEC a registration statement under the 1933 Act registering all of the Warrant Shares issuable upon exercise of the Warrant for resale to the public by the Investor pursuant to such registration statement (the “Resale Registration Statement”) and the prospectus included therein, free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements. The Company shall use all reasonable efforts to cause the Resale Registration Statement to become effective as promptly as practicable thereafter and, subject to Sections 5.3(b) and 5.4, to remain effective until the earlier of (i) two years from the Closing Date and (ii) such time as the Investor may freely sell to the public the Warrant Shares held by it without registration and without regard to volume or manner of sale (the “Registration Period”).

5.2 Piggyback Registration Rights.

(a) Right to Piggyback. If, at any time during the period commencing upon the effectiveness of the Resale Registration Statement and ending upon the earlier of (i) the end of the Registration Period and (ii) such time as the Investor has completed its resale of the Warrant Shares (the “Resale Period”), the Company proposes to register any shares of Common Stock with the SEC under the 1933 Act in connection with the underwritten public offering of such shares, and the registration form to be used may be used for the registration of the Warrant Shares (a “Piggyback Registration”), the Company (1) will give written notice (the “Piggyback Notice”) to the Investor no later than fifteen (15) days prior to the anticipated filing date of its intention to effect such a registration, which Piggyback Notice will specify the proposed offering price (or reasonable range thereof), the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and (2) will, subject to Section 5.2(b), include in such Piggyback Registration all Warrant Shares with respect to which the Company has received written requests for inclusion therein within ten (10) days after the date of the Piggyback Notice. Subject to Section 5.2(b), such Warrant Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

(b) Priority on Piggyback Registrations. If the managing underwriter or underwriters in any Piggyback Registration advise the Company that in its or their reasonable opinion the number or kind of securities proposed to be sold in such registration (including Warrant Shares to be included pursuant to Section 5.2(a)) is inconsistent with that which can be sold in such registration without having a material adverse effect on the success of the offering (including, without limitation, an adverse impact on the selling price or the number of securities that any participant may sell), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters can be sold, in the following order of priority: (i) first, the shares the Company proposes to sell for its own account and the Warrant Shares requested to be included in such registration by the Investor and other holders of similar piggyback registration rights, pro rata among the Company, the Investor and such other holders, on the basis of the number of shares (including Warrant Shares) proposed or requested to be included in such registration by the Company, the Investor and such holders, and (ii) second, any securities held by any other persons to be included in such Piggyback Registration, pro rata among the holders of such securities, on the basis of the number of shares of such securities requested to be included by such holders.

5.3 Company Obligations. In connection with the registration of the Warrant Shares pursuant to this Section 5, the Company shall do the following:

(a) Prepare and deliver to the Investor as many copies of the Prospectus (as hereafter defined) as the Investor may reasonably request;

(b) Comply with all requirements imposed upon it by the 1933 Act, by the 1934 Act and by the undertakings in any registration statement filed pursuant to this Section 5 (any such registration statement, including the Resale Registration Statement, the “Registration Statement”) so far as is necessary to permit the continuance of resales of the Warrant Shares by the Investor to the public, free and clear of any restrictions under the 1933 Act except for prospectus delivery requirements. If, at any time during the Resale Period, an event shall occur which makes it necessary to amend or supplement the Registration Statement or the Prospectus to comply with law or with the rules and regulations of the SEC, the Company shall promptly notify the Investor of the proposed amendment or supplement and promptly prepare and furnish to the Investor such number of copies of an amended or supplemented Registration Statement and/or Prospectus that complies with law and with such rules and regulations as the Investor may reasonably request. The Investor shall suspend its sales of the Warrant Shares pending the preparation and delivery of such amendment or supplement and until such time as each such amendment or amendments to the Registration Statement have been declared effective by the SEC. The Company authorizes the Investor, and any brokers or dealers effecting sales of the Warrant Shares for the account of the Investor, to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Warrant Shares in accordance with applicable provisions of the 1933 Act and state securities laws. For purposes of this Agreement, the term “Prospectus” means the final prospectus relating to the Warrant Shares most recently included in the Registration Statement or filed by the Company pursuant to Rule 424 of the 1933 Act and any amendments or supplements thereto filed by the Company pursuant to Rule 424 of the 1933 Act and shall include all documents or information incorporated in any such prospectus by reference;

(c) Promptly advise the Investor (i) when any post-effective amendment of the Registration Statement is filed with the SEC and when any post-effective amendment becomes effective; (ii) of any request made by the SEC for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information relating thereto; (iii) of any suspension or threatened suspension of the use of any Prospectus in any state; and (iv) of any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that would result in the issuance of any stop order or other order or suspension of use. The Company agrees to use its reasonable efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of the Prospectus during the Resale Period and to comply with any such request by the SEC to amend or supplement the Prospectus;

(d) Take such action as shall be necessary to qualify and maintain the qualification of the Warrant Shares covered by such registration under such state securities or “blue sky” laws for offers and sales to the public during the Resale Period as the Investor shall reasonably request; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of or become subject to taxation in, any jurisdiction in which it shall not be then qualified, or to file any general consent to service of process;

(e) Permit counsel designated by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable time prior to their filing with the SEC;

(f) Provide a transfer agent and registrar, which may be a single entity, for the Warrant Shares not later than the effective date of the Registration Statement;

(g) Prepare and file with the SEC, at the request of the Investor, such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection therewith as may be reasonably necessary or appropriate to change the plan of distribution set forth in the Registration Statement; and

(h) Cause the Warrant Shares to be registered pursuant to Section 12(b) or 12(g) of the 1934 Act and continually quoted or listed, subject to notice of issuance, on the Nasdaq National Market or a national securities exchange, if such exchange is the principal market on which the Warrant Shares are traded, and not subject to any restriction or suspension from trading on the Nasdaq National Market or such national securities exchange; provided, however, that the Company may deregister the Company’s Common Stock registered pursuant to Section 12(b) or 12(g) of the 1934 Act if such deregistration is in connection with a merger, dissolution or other transaction in which the stockholders of the Company receive prior to such deregistration either cash or securities that are listed on the Nasdaq National Market or a national securities exchange or some combination of cash and such securities; provided, further, that the Company may delist the Warrant Shares from trading on the Nasdaq National Market or national securities exchange if the Company is concurrently listing such stock on the New York Stock Exchange or the American Stock Exchange.

(i) With a view to making available to the Investor the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Warrant Shares to the public without registration, the Company agrees to:

(A) make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act;

(B) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and

(C) so long as the Investor owns any unregistered Warrant Shares, furnish to the Investor upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the 1933 Act, and of the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and the other SEC reports and documents of the Company as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any Warrant Shares without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

5.4 Restrictions on Registrations. If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined below), the Investor shall not offer or sell any Warrant Shares or engage in any other transaction involving or relating to Warrant Shares from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then notwithstanding Section 5.1, the Company’s obligation to file the Registration Statement shall be delayed without penalty until such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. “Potential Material Event” means any of the following: (i) the possession by the Company of material information not ripe for disclosure in the Registration Statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in the Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information. In no event shall the suspension of the Registration Statement (or the permissible delay in filing the Resale Registration Statement) exceed 90 days as a result of a Potential Material Event.

5.5 Certain Obligations of Investor. In connection with the registration of the Warrant Shares pursuant to this Section 5:

(a) The Investor shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding such Investor and its plan of distribution of the Warrant Shares as may be reasonably necessary to enable the Company to prepare the Registration Statement and the

Prospectus, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(b) The Investor agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by the Investor not materially misleading. The Investor agrees to furnish all such information and to cooperate with and provide assistance to the Company, as the Company may reasonably request, in connection with any registration and sale of the Warrant Shares.

(c) The Investor hereby covenants with the Company not to make any sale of the Warrant Shares without effectively causing the prospectus delivery requirements under the 1933 Act to be satisfied unless the sale is made pursuant to an exemption from registration.

(d) The Investor acknowledges and agrees that the Warrant Shares sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing the Warrant Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Warrant Shares have been sold in accordance with this Agreement and the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(e) The Investor is hereby advised that the anti-manipulation provisions of Regulation M under the 1934 Act may apply to sales of the Warrant Shares offered pursuant to the Registration Statement and agrees not to take any action with respect to any distribution deemed to be made pursuant to the Registration Statement that constitutes a violation of Regulation M under the 1934 Act or any other applicable rule, regulation or law.

(f) At the end of the Registration Period, the Investor shall discontinue sales of Warrant Shares pursuant to the Resale Registration Statement upon receipt of notice from the Company of its intention to remove from registration the Warrant Shares covered thereby which remain unsold, and the Investor shall promptly notify the Company of the number of Warrant Shares registered that remain unsold immediately upon receipt of the notice from the Company.

5.6 Indemnification of the Investor. The Company shall indemnify, defend and hold harmless the Investor, its officers and its directors and any controlling persons of the Investor against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which the Investor or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon written information supplied by the Investor or by any of its representatives for use in such Registration Statement; provided, however, this indemnity agreement shall not inure to the benefit of the Investor on account of any loss, claim, damage, liability or action arising from the sale of the Warrant Shares to any person if the Investor fails to send or give a copy of the Prospectus (as amended or supplemented) to such person.

5.7 Indemnification of the Company. The Investor shall indemnify, defend and hold harmless the Company, its officers and its directors and any controlling persons of the Company against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other fees and expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability) to which the Company or any such persons may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in each case to the extent that any such untrue statement or omission is based upon written information supplied by the Investor or its representatives for use in such Registration Statement; provided that in no event shall any indemnification obligation on the part of the Investor under this Section 5.7 exceed the net proceeds from the offering received by the Investor.

5.8 Contribution. If for any reason the indemnification provided for in the preceding Sections 5.6 or 5.7 is unavailable to an indemnified party as contemplated by such clauses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that in no event shall any contribution obligation on the part of the Investor under this Section 5.8 exceed the net proceeds from the offering received by the Investor.

5.9 Procedure for Indemnification. The procedure for indemnification under this Section 5 shall be as follows:

(a) Notice. The indemnified party shall promptly give notice to the indemnifying party of any pending or threatened claim giving rise to indemnification under Sections 5.6 or 5.7 (a “Claim”), specifying the factual basis for the Claim and the approximate amount thereof.

(b) Control of Claim and Settlement. With respect to any Claim as to which a person is entitled to indemnification hereunder, the indemnifying party shall have the right at its own expense to participate in or assume control of the defense of the Claim, and the indemnified party shall cooperate fully with the indemnifying party, subject to reimbursement for actual out-of-pocket expenses incurred by the indemnified party as the result of a request by the indemnifying party; provided, however, that such indemnifying party shall not be entitled to assume such defense and an indemnified party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are in conflict with those available to such indemnifying party. If the indemnifying party elects to assume control of the defense of any Claim, the indemnified party shall have the right to participate in the defense of the Claim at its own expense. If the indemnifying party does not elect to assume control or otherwise participate in the defense of any Claim, it shall be bound by the results obtained by the indemnified party with respect to the Claim. No indemnifying party shall be liable for any settlement effected without its written consent, not to be unreasonably withheld or delayed.

(c) Survival. Notwithstanding any other provision of this Agreement, the indemnification and contribution obligations of the parties hereunder shall survive indefinitely.

5.10 Expenses. The Company shall pay all expenses incident to the registration of the Warrant Shares under this Section 5, including without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel for the Company and its independent public accountants. With respect to sales of the Warrant Shares, the Investor shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to any resale of the Warrant Shares by the Investor, and transfer taxes, if any. On the Closing Date, the Company shall reimburse Investor for the out-of-pocket expenses reasonably incurred by Investor and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, and the registration of the Warrant Shares, including, without limitation, in conducting Investor’s and its advisors’ reasonable due diligence and Investor’s reasonable attorneys’ fees and expenses.

5.11 Compliance. The Investor will observe and comply with the 1933 Act, the 1934 Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, pledge, transfer or other disposition of the Warrant Shares or any part thereof.

6. MISCELLANEOUS.

6.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of fifteen (15) months from the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company, as the case may be.

6.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Investor and their respective successors and permitted assigns provided, that, the Company may not assign its rights or obligations under this Agreement to any person without the prior written consent of the Investor; provided, further, that the Investor may not assign its rights or obligations under this Agreement to any person (other than an affiliate) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.3 Applicable Law and Jurisdiction.

(a) This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

(b) The Company irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought by the Investor in the courts of the United States of America located in the Southern District of New York. By the execution of this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.

(c) Nothing in this Agreement shall affect the right of the Investor to commence legal proceedings or otherwise sue the Company in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon the Company in any manner authorized by the laws of any such jurisdiction.

(d) The Company also irrevocably consents to the service of summons, complaint or other legal process in any action, suit or proceeding being made out of courts situated in New York, New York by mailing copies of the papers by registered United States air mail, postage prepaid, to the Company at its address indicated therefor in Section 6.6 of this Warrant or subsequently modified by written notice to the Holder.

(e) The Company hereby irrevocably consents that service in the manner provided in Section 6.3 in any action, suit or proceeding will be deemed personal service, will be accepted by the Company as such and will be valid and binding upon the Company for all purposes of any such action, suit or proceeding.

(f) The Company irrevocably waives to the fullest extent permitted by applicable law:

(i)	any objection which it may have now or in the future to the laying of the venue of any action, suit or proceeding in any court referred to in this Section;

(ii)	any claim that any such action, suit or proceeding has been brought in an inconvenient forum; and

(iii)	any and all rights to demand a trial by jury in any such action, suit or proceeding brought against the Company by the Investor.

(g) To the extent the Company may be entitled in any jurisdiction to claim for itself or its assets immunity in respect of its obligations under this Agreement from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process or to the extent that in any jurisdiction that immunity (whether or not claimed) may be attributed to it or its assets, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(h) The Company hereby acknowledges that the Investor shall be entitled under applicable law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against the Investor in any court of the United States of America. The Company hereby waives any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement to which the Company is a party or the transactions contemplated by this Agreement, brought against the Investor in any forum in which the Investor is not entitled to immunity from a trial by jury.

(i) To the extent that the Company may, in any suit, action or proceeding brought in any of the courts referred to in Section 6.3(b) or elsewhere arising out of or in connection with this Agreement, be entitled to the benefit of any provision of law requiring the Investor in such suit, action or proceeding to post security for such costs of the Company, or to post a bond or to take similar action, the Company hereby irrevocably waives such benefit, in each case to the fullest extent now or in the future permitted under the laws of the jurisdiction in which such court is located.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

To the Company:	PriceSmart, Inc.
9740 Scranton Road
San Diego, CA 92121-1745
Attn: Robert M. Gans, Esq.
Telephone: (858) 404-8821
Facsimile: (858) 404-8828

with a copy to:	Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130
Attn: Robert E. Burwell, Esq.
Telephone: (858) 523-5400
Facsimile: (858) 523-5450

To the Investor:	International Finance Corporation
2121 Pennsylvania Avenue, N.W.
Washington, DC 20433
Attn: Director, Latin America and
Caribbean Department
Telephone: (202) 473-5222
Facsimile: (202) 974-4390

with a copy to:	Becker, Glynn, Melamed & Muffly LLP
299 Park Avenue
New York, New York 10171
Attn: Peter Hosinski, Esq.
Telephone: (212) 888-3033
Facsimile: (212) 888-0255

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

6.7 No Finder’s Fees. Each of the Company and the Investor represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with this transaction. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

6.9 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

6.12 Public Announcements. The Investor and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used commercially reasonable efforts to consult with the other Party prior thereto. The Investor hereby consents to the filing of this Agreement by the Company with the SEC.

6.13 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

6.14 FIRPTA Certificate. For so long as the Investor owns any of the Securities, the Company covenants to use all reasonable efforts to provide to Investor, from time to time, as promptly as reasonably practicable after request therefor, a statement from the corporation pursuant to Treasury Regulation Sec. 1.897-2(g)(1) or such other documentation as may be reasonably necessary for the Company to comply with Section 897 of the Internal Revenue Code, as amended, in connection with any sale of Securities.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

PRICESMART, INC.

By:	/s/ JOHN M. HEFFNER
Name:	John M. Heffner
Title:	Chief Financial Officer

THE INVESTOR:

INTERNATIONAL FINANCE CORPORATION

By:	/s/ STANLEY R. GREIG
Name:	Stanley R. Greig
Title:	Manager, Global Manufacturing and Services Department

SIGNATURE PAGE TO THE

WARRANT PURCHASE AGREEMENT

1 of 1

EXHIBIT A

FORM OF WARRANT

EXHIBIT A

SCHEDULE 2.1

Subsidiary	Jurisdiction of Organization
Ventures Services, Inc.	Delaware

PriceSmart Real Estate, S.A.	Panama

PriceSmart Panama, S.A.	Panama

Distribuidora Su Bodega, S.A.	Panama

PriceSmart (Guatemala), S.A.	Guatemala

Gestiones Mercantiles, S.A.	Guatemala

PSMT Caribe, Inc.	British Virgin Islands

PriceSmart El Salvador, S.A. de C.V.	El Salvador

Inmobiliaria PriceSmart El Salvador, S.A. de C.V.	El Salvador

Prismar de Costa Rica, S.A.	Costa Rica

Pricsmarlandco, S.A.	Costa Rica

Promotora PS Escazu, S.A.	Costa Rica

Corporacion BECR de Occidente, S.A.	Costa Rica

PriceSmart Membership Shopping, S.A.	Costa Rica

PriceSmart Honduras, S.A. de C.V.	Honduras

PriceSmart Dominicana, S.A.	Dominican Republic

Inmobiliaria PriceSmart, S.A.	Dominican Republic

PriceSmart Exempt SRL	Barbados

PSMT Trinidad/Tobago Limited	Trinidad/St. Lucia

PriceSmart (Trinidad) Limited	Trinidad

PS Operations, Ltd.	Trinidad

PSMT, LLC	U.S. Virgin Islands

PSMT Philippines, Inc.	Philippines

PriceSmart Holdings, Inc.	St. Lucia

PSMT (Barbados), Inc.	Barbados

Island Foods and Distributors, N.V.	Aruba

PSMT Guam, Inc.	Guam

PriceSmart Jamaica (SL), Inc.	St. Lucia

PSMT (Jamaica), Limited	Jamaica

PSMT Realty (Jamaica), Ltd.	Jamaica

PSMT Mexico S.A. de C.V.	Mexico

PriceSmart Mexico S.A. de C.V.	Mexico

Inmobiliaria PriceSmart Mexico S.A. de C.V.	Mexico

SCHEDULE 2.1

Servicios Ejecutivos a PriceSmart Mexico S.A. de C.V.	Mexico

Servicios a PriceSmart Mexico S.A. De C.V.	Mexico

Importadora y Exportadora PriceSmart Mexico S.A. de C.V.	Mexico

PSMT Nicaragua (BVI), Inc.	British Virgin Islands

PSMT Nicaragua, S. A.	Nicaragua

Inmobiliaria PSMT Nicaragua S. A.	Nicaragua

PSMT Hong Kong Ltd.	Hong Kong

PriceSmart Ecuador, (BVI) S.A.	British Virgin Islands

SCHEDULE 2.1